UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

May 9, 2011

TARGET ACQUISITIONS I, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53328	26-2895640
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

56 Laenani Street
Haiku, HI 96708
Address of principal executive offices)

(310) 396-1691792-5301
 (Registrant's telephone number, including area code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of the Registrant

On May 9, 2011, Peter Zachariou (“Assignor”) assigned and transferred an aggregate of 5,000,000 shares (the “Shares”) of common stock, par value $0.001 of the Registrant (the “Common Stock”) to Vincent J. McGill (“Assignee”) for the benefit of one of Mr. McGill’s clients.  The Shares comprise all of the issued and outstanding stock of the Registrant. This transaction represented a change in the control of the Registrant.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

Upon the consummation of the transaction described in Item 5.01, on May 9, 2011, Mr. Zachariou resigned as the President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director of the Registrant.  Immediately prior to his resignation, Mr. Zachariou appointed Vincent J. McGill a Director of the Registrant. The Registrant’s Board of Directors then elected Mr. McGill to the offices of President, Chief Financial Officer and Secretary of the Registrant.

Management and Director Biographies:

Vincent J. McGill, 56, was appointed a Director and President, Chief Financial Officer and Secretary of the Registrant in May 2011. Mr. McGill is an attorney admitted to practice law in the State of New York.  For the past ten years Mr. McGill has been a partner with the firm of Eaton & Van Winkle LLP.

Prior to today Mr. McGill has not engaged in any transaction with the Registrant and he does not anticipate receiving any compensation for his services other than fees due to Eaton & Van Winkle LLP in the ordinary course for services rendered.

Involvement in Certain Legal Proceedings

During the past five (5) years Mr. McGill was not (i) been involved as a general partner or executive officer of any business which has filed a bankruptcy petition; (ii) convicted in any criminal proceeding nor is he subject to any pending criminal proceeding; (iii) the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (iv) found by a court, the Securities and Exchange Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law.

Compensatory Arrangements

There is no material plan, contract or arrangement, including but not limited to a compensatory plan, contract or arrangement (whether or not written) between the Company and Mr. McGill.

Item 8.  Other Events
The Registrant announced today that all of the outstanding common stock of the Registrant had been acquired by an attorney for the benefit of an affiliate of China Real Fortune Mining, Ltd.

Real Fortune Mining is a Hong Kong based mining company which currently holds the rights to an iron ore mine located in HeBei Province, China. The mine has an estimated annual capacity of 500,000 tons of concentrated iron ore powder.  Equity interests in Real Fortune Mining are held by more than 10 individuals in China. Certain of the shareholders of Real Fortune Mining hold the rights to three other mines in the HeBei and QingHai Provinces in China.

Management of Real Fortune Mining is seeking to provide a mechanism by which its shareholders could liquidate all or portions of their interests in Real Fortune Mining and, possibly, their other mining interests, should they choose to do so. In that connection, Management is considering causing Real Fortune Mining to become listed on a U.S. exchange by means of an initial public offering, reverse merger or simply listing its shares on an exchange and voluntarily filing with the Securities and Exchange Commission.  Management of Real Fortune Mining is in the early stages of its planning and no determination has been made as to whether to enter the US markets or liquidate the families’ interests through other means.

Changkui Zhu, Chief Executive Officer of Real Fortune Mining, commented that “Despite the current slump in the market prices of many Chinese companies listed on US markets, the shareholders of Real Fortune Mining appreciate the strength of the US markets and the potential for a solid company such as Real Fortune Mining with proven assets and excellent management to raise money to expand and develop its mining interests.”  Mr. Zhu continued noting that “although the shareholders of Real Fortune Mining desire to establish a means so that they can individually choose to realize upon their assets should they desire to do so, the size and value of their holdings in China will enable them to raise the financing necessary to build a highly successful multinational mining company with properties both inside and outside of China.”

Apart from the purchase by an affiliate of Real Fortune Mining of the common stock of the Registrant, there are no other contractual arrangements or understandings between the companies and there can be no assurance that Real Fortune Mining will enter into a transaction with the Registrant or, if such a transaction were to occur, that the terms would be favorable to the shareholders of the Registrant.

The above statements contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks. In particular, no inference should be taken from the statements contained herein that the Registrant will enter into a transaction with China Real Fortune Mining, Ltd. or an affiliate thereof, or otherwise be in a position to resuscitate its business. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the Company's cautionary statements including any cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Item 9.01 Financial Statements and Exhibits

Exhibit No.:	Description:
17.1	Resignation Letter from Peter Zachariou dated May 9, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET ACQUISITIONS I, INC.

Date: May 9, 2011	By:	/s/ Vincent J. McGill
Vincent J. McGill
President and Chief Executive Officer